DELOITTE & TOUCHE LLP
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 5, 1999, appearing in the Annual Report of the United Gold & Government Fund, Inc. for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" and "Experts" appearing in the Prospectus/Proxy Statement, which are part of such Registration Statement.





Kansas City, Missouri
April 14, 1999